SCHEDULE 14C INFORMATION

     Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                             PETAPEER HOLDINGS INC
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                (Name of Registrant As Specified In Its Charter)

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                             PETAPEER HOLDINGS INC.
                        14, Place du Commerce, Suite 350
                         Ile-des-Soeurs, Verdun, Quebec
                                 H3E 1T5 Canada

                              INFORMATION STATEMENT
            CORPORATE ACTION TO BE TAKEN EFFECTIVE FEBRUARY 14, 2002

INTRODUCTION

This Information Statement will be first sent or given to shareholders on or about February 14, 2002 in connection with corporate action to be taken effective February 14, 2002. Petapeer Holdings Inc. (the "Company") has adopted an amendment to its Articles of Incorporation, which has an effective date of February 14, 2002,

**WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.**

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES

Shareholders of the Company representing 5,168,224 shares of Common Stock of the Company have approved an amendment to the Articles of Incorporation by means of a written consent dated February 12, 2002, pursuant to Section 607.0704 of the Florida Business Corporation Act. On that date, 9,668,224 shares of Common Stock were issued and outstanding.

VOTING RIGHTS AND REQUIREMENTS

Consent from the holders of a majority of the shares outstanding was required to adopt the amendment to the Articles of Incorporation.

PRINCIPAL SECURITY HOLDERS

The following table sets forth information, as of February 12, 2002, with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock and by directors and officers of the Company, both individually and as a group:

NAME AND ADDRESS OF              SHARES OWNED BENEFICIALLY            PERCENT
BENEFICIAL OWNER                       AND OF RECORD                 OF CLASS
------------------------         -------------------------          ----------

383421 Canada Inc.                     1,168,224                       12.1%

Crosswinds Holdings Inc.               1,500,000                       15.5%

AS-B & CIE S.A.                        2,500,000                       25.9%

Robert Lockwood                          900,000                        9.3%
12746 Campbell Place
Surrey, British Columbia
V3V 6C8



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(1)  Based on 9,668,224 shares outstanding. If a person listed on this table has the right to obtain additional shares of common stock within 60 days from February 12, 2002, the additional shares are deemed to be outstanding for the purpose of computing the percentage of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(2) 20,000,000 common voting shares issuable upon the exercise of warrants to purchase shares of the Company at an exercise price of U.S. $1.625 have been irrevocably surrendered to the Company as of February 11, 2002.


AMENDMENT TO THE ARTICLES OF INCORPORATION

The Company has determined to amend its Articles of Incorporation by changing its name to Studio Bromont Inc.

Management believes that this new name will more clearly reflect the Company's business strategy.











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